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                                                                   EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 21, 2000 (except with respect to the matter discussed in the first paragraph of Note 3, as to which the date is August 31, 2000) included in Introgen Therapeutics, Inc.'s registration statement on Form S-1 (File No. 333-30582), filed with the Securities and Exchange Commission on October 12, 2000 and to all references to our Firm included in this registration statement.


Austin, Texas
April 25, 2001